Exhibit 10.16

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

Guaranty Agreement

Dated as of November 2, 2010

made by

PENNYMAC MORTGAGE INVESTMENT TRUST

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION

This AMENDMENT NUMBER ONE is made this 18th day of August, 2011, by and between PENNYMAC MORTGAGE INVESTMENT TRUST, a Maryland real estate investment trust  (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”), to the Guaranty Agreement, dated as of November 2, 2010, made by Guarantor in favor of Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

WHEREAS, Guarantor has requested that Buyer amend the Agreement to modify the covenants and certain other provisions thereunder; and

WHEREAS, Guarantor and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.           Amendment. Effective as of August 18, 2011 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)           Section 3(s) of the Agreement is hereby amended and restated in its entirety to read as follows:

(i)            Guarantor’s Adjusted Tangible Net Worth is greater than or equal to the sum of (x) $400,000,000 and (y) 75% of the aggregate net proceeds received by Guarantor in connection with any future equity issuances;

(ii)           Guarantor’s and its Subsidiaries aggregate unrestricted cash is greater than or equal to $10,000,000; and

(iii)          The ratio of Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth is less than 3:1.

(b)           Section 4(n) of the Agreement is hereby amended and restated in its entirety to read as follows:

(i)            Guarantor’s Adjusted Tangible Net Worth shall at all times be greater than or equal to the sum of (i) $400,000,000 and (ii) 75% of the aggregate net proceeds received by Guarantor in connection with any future equity issuances;

(ii)           Guarantor’s and its Subsidiaries aggregate unrestricted cash shall at all times be greater than or equal to $10,000,000; and

(iii)          The ratio of Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth shall at all times be less than 3:1.

(c)           Section 17 of the Agreement is hereby amended and restated in its entirety to read as follows:

This Guaranty and any claim, controversy or dispute arising under or related to or in connection with this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

SECTION 2.           Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.           Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number One need not be made in the Agreement, the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.           Representations.  In order to induce Buyer to execute and deliver this Amendment Number One, Guarantor hereby represents to Buyer that as of the date hereof, Guarantor is in full compliance with all of the terms and conditions of the Agreement, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no default has occurred and is continuing under the Agreement.

SECTION 5.           Fees and Expenses. Guarantor agrees to cause Sellers to pay to Buyer all reasonable fees and out of pocket expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment Number One) pursuant to Section 13.02 of the Repurchase Agreement.

SECTION 6.           Governing Law. This Amendment Number One and any claim, controversy or dispute arising under or related to or in connection with this Amendment Number One, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

SECTION 7.           Counterparts.  This Amendment Number One may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Amendment Number One, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Amendment Number One shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Buyer

By:	/s/ Goetz Rokahr
Its:	Goetz Rokahr
Title:	Vice President

[Additional Signature Pages Follow]

Signature Pages to Amendment Number One to Guaranty Agreement (WF-PennyMac)

PENNYMAC MORTGAGE INVESTMENT
TRUST, as Guarantor

By:	/s/ David M. Walker
Its:	David M. Walker
Title:	Chief Credit Officer

Signature Pages to Amendment Number One to Guaranty Agreement (WF-PennyMac)